UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       October 30, 2017

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07  Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of the stockholders of Southern Missouri Bancorp, Inc. was held on October 30, 2017, in Poplar Bluff, Missouri. Stockholders representing 7,517,841 shares, or 87.5%, of the common shares outstanding as of the September 8, 2017 record date were present in person or were represented at the meeting by proxy. Final voting results are shown below:

(Proposal 1)  The election of the following nominees as directors of the Company, each for a three-year term:

(a) Ronnie D. Black:
		BROKER
FOR	WITHHELD	NON-VOTES
5,991,725	234,041	1,292,075

(b) Rebecca M. Brooks:
		BROKER
FOR	WITHHELD	NON-VOTES
5,995,824	229,942	1,292,075

(c) Dennis C. Robison:
		BROKER
FOR	WITHHELD	NON-VOTES
5,978,468	247,298	1,292,075

(Proposal 2)   Advisory (non-binding) vote to approve executive compensation:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
5,865,523	66,743	293,500	1,292,075

(Proposal 3)   Approval of the Company's 2017 Omnibus Incentive Plan:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
5,872,896	152,633	200,237	1,292,075

(Proposal 4)  The ratification of the appointment of BKD, LLP as the Company's independent auditors for the fiscal year ending June 30, 2018:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
7,324,867	4,831	188,143	-

On Proposal 1, Mr. Black, Ms. Brooks, and Mr. Robison were each elected for a three-year term to expire in 2020. The vote required to approve Proposals 2 and 4 was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, Proposals 2 and 4 were approved. The vote required to approve Proposal 3 was the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. Accordingly, Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: November 1, 2017	By:	/s/ Greg A. Steffens
Greg A. Steffens
President and Chief Executive Officer

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